Exhibit 4.1
AMENDMENT NO. 2 TO RIGHTS AGREEMENT
          THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this “Amendment”), dated as of February 6, 2011, is entered into by and between Pride International, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), pursuant to Section 27 of the Rights Agreement, dated as of September 12, 2001, between the Company and the Rights Agent, as amended by the Amendment to Rights Agreement, dated as of January 29, 2008, between the Company and the Rights Agent (as so amended, the “Rights Agreement”).
          WHEREAS, Section 27 of the Rights Agreement provides that, at any time when the Rights (as defined in the Rights Agreement) are redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights or holders of Common Stock (as defined in the Rights Agreement), and Section 23 of the Rights Agreement provides that the Board of Directors of the Company may redeem the Rights at any time before a Person becomes an Acquiring Person;
          WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, to be dated as of February 6, 2011 (the “Ensco Merger Agreement”), with Ensco plc, a public limited company organized under the laws of England and Wales (“Parent”), ENSCO Ventures LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Parent (“Merger Sub”), and ENSCO International Incorporated, a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Delaware Sub”); and
          WHEREAS, no Person is currently an Acquiring Person, the Rights are currently redeemable, and a majority of the whole Board of Directors of the Company has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Rights Agreement to enable the Company to enter into the Ensco Merger Agreement and consummate the transactions contemplated thereby without causing Parent or any of its subsidiaries to become an “Acquiring Person” (as defined in the Rights Agreement).
          NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Rights Agreement, the parties hereby agree as follows:
          Section 1. Definitions. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Rights Agreement.
          Section 2. Amendments to Rights Agreement. The Rights Agreement is hereby amended as set forth in this Section 2.
     (a) The definition of “Acquiring Person” in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub, Delaware Sub or any Affiliate or Associate of any of them shall be deemed to be an Acquiring Person, either individually or collectively, solely as a result of any or all of the Merger Events.”

     (b) The definition of “Distribution Date” in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of any or all of the Merger Events.”
     (c) The definition of “Expiration Date” in Section 1 of the Rights Agreement is amended to replace the words “and (iv)” with “, (iv)” and to add at the end thereof the words “and (v) the time immediately prior to the Effective Time (as such term is defined in the Ensco Merger Agreement) of the Merger (as such term is defined in the Ensco Merger Agreement) but only if the Effective Time shall occur.”
     (d) The definition of “Final Expiration Date” in Section 1 of the Rights Agreement is amended and restated to read in its entirety as follows:
“ ‘Final Expiration Date’ shall mean the later to occur of (i) the termination of the Ensco Merger Agreement and (ii) the close of business on September 30, 2011.”
     (e) The definition of “Flip-In Event” in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, none of the Merger Events shall be a Flip-In Event or have the effect specified in Section 11(a)(ii).”
     (f) The definition of “Flip-Over Event” in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, none of the Merger Events shall be a Flip-Over Event or have the effect specified in Section 13.”
     (g) The definition of “Stock Acquisition Date” in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of any or all of the Merger Events.”
     (h) The following definitions shall be added to Section 1 of the Rights Agreement:
“Delaware Sub” shall mean ENSCO International Incorporated, a Delaware corporation and an indirect, wholly owned subsidiary of Parent.

“Ensco Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of February 6, 2011, by and among Parent, Merger Sub, Delaware Sub and the Company, as it may be amended or supplemented from time to time.
“Merger Events” shall mean (i) the announcement of the Merger (as such term is defined in the Ensco Merger Agreement), (ii) the execution, delivery and performance of the Ensco Merger Agreement and the acquisition of, or right or obligation to acquire, beneficial ownership of Common Stock as a result of the execution of the Ensco Merger Agreement, (iii) the conversion of Common Stock into the right to receive the Merger Consideration (as such term is defined in the Ensco Merger Agreement) in accordance with Article 2 of the Ensco Merger Agreement and (iv) the consummation of the Merger (as such term is defined in the Ensco Merger Agreement) and the other transactions contemplated by the Ensco Merger Agreement.
“Merger Sub” shall mean ENSCO Ventures LLC, a Delaware corporation and an indirect, wholly owned subsidiary of Parent.
“Parent” shall mean Ensco plc, a public limited company organized under the laws of England and Wales.
     (i) Section 30 of the Rights Agreement is amended to add the following sentence at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed to give any registered holder of a Rights Certificate or any other Person any legal or equitable right, remedy or claim under this Agreement in connection with any or all of the Merger Events.”
     (j) Section 11(a)(ii) of the Rights Agreement is amended to add the following sentence at the end thereof:
“Notwithstanding the foregoing, no provision for adjustment shall be made pursuant to this Section 11(a)(ii) solely as a result of the occurrence of any or all of the Merger Events.”
     (k) Section 13(a) of the Rights Agreement is amended to add the following sentence at the end thereof:
“Notwithstanding the foregoing, no provision for adjustment shall be made pursuant to this Section 13(a) solely as a result of the occurrence of any or all of the Merger Events.”

          Section 3. Miscellaneous.
          (a) The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.
          (b) This Amendment shall be effective as of the date first above written, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. Without limiting the foregoing, the Rights Agent shall not be subject to, nor required to interpret or comply with, or determine if any Person has complied with, the Ensco Merger Agreement, even though reference thereto may be made in this Amendment and the Rights Agreement.
          (c) This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          (d) If for any reason the Ensco Merger Agreement is terminated and the Merger is abandoned, then this Amendment shall be of no further force and effect and the Agreement shall remain exactly the same as it existed immediately prior to execution of this Amendment.
          (e) This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
          (f) Except to the extent specifically amended hereby, the provisions of the Rights Agreement shall remain unmodified, and the Rights Agreement as amended hereby is confirmed as being in full force and effect.
          (g) The undersigned officer of the Company, as an appropriate officer of the Company, (i) hereby certifies on behalf of the Company that, pursuant to Section 27 of the Rights Agreement, this Amendment is in compliance with the terms of Section 27 of the Rights Agreement; and (ii) hereby directs the Rights Agent to execute and deliver this Amendment.
          (h) If any term of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

PRIDE INTERNATIONAL, INC.
By:	/s/ Brady K. Long
Brady K. Long
Vice President, General Counsel and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent
By:	/s/ Karishma Kadian
	Name:	Karishma Kadian
	Title:	Counsel

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